UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2003

IMMUNOMEDICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 American Road, Morris Plains, New Jersey	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 605-8200

Not applicable
(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 11, 2003, Immunomedics, Inc. announced that it is in advanced discussions with Amgen concerning the possible return to Immunomedics of North American and Australian development rights of epratuzumab, the humanized monoclonal antibody therapeutic licensed to Amgen in December 2000. A copy of the press release announcing this information is attached to this report as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

99.1    Press Release issued by Immunomedics, Inc. on November 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IMMUNOMEDICS, INC.

Dated: November 11, 2003	By:	/s/ CYNTHIA L. SULLIVAN

Cynthia L. Sullivan President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Immunomedics, Inc. on November 11, 2003.

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